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                                                                     EXHIBIT 3.2

                                COMMUNITY BANCORP
                                     BYLAWS

                                  STOCKHOLDERS

      Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation in Las Vegas, Nevada, or at such other place, within or without the State of Nevada, as may be determined by the President or by the board of directors, or by written consent of a majority of the stockholders entitled to vote, given before or after the meeting and filed with the Secretary of the Corporation.

      Section 2. Quorum. A majority of the stock issued, outstanding, and entitled to voting power, represented by the holders thereof either in person or by proxy, shall be a quorum at all meetings of the stockholders.

      Section 3. Annual Meeting. The annual meeting of the stockholders shall be held on the date and at the time and place determined by the board of directors.

      Section 4. Special Meetings. Special meetings of the stockholders shall be called upon the direction of the Chairman of the Board or a majority of the board of directors of the Corporation, or by one or more stockholders holding at least 25% of the voting power of the issued and outstanding shares of the Corporation.

      Section 5. Meeting Notices. At least 10 but not more than 60 days before the date of an annual or special meeting of stockholders, notice of the meeting shall be given to each stockholder. Notice shall be given in writing personally or by mail or by other means of written communication, charges prepaid, addressed to each stockholder at his address appearing on the records of the Corporation. Meeting notices shall state the place, day, and hour of the meeting. Notices of special meetings also shall state the purpose or purposes for which the special meeting is called.

      If mailed, the notice of meeting shall be considered to have been delivered when deposited in the United States mail addressed to the registered holder at the holder's address appearing on the records of the Corporation. If, according to the records of the Corporation, a stockholder has given no address to the Corporation, notice shall be deemed to have been given to him if notice is published at least once in a newspaper of general circulation in the county where the principal office of the Corporation is located in the State of Nevada. A stockholder's attendance at a meeting in person or by proxy shall constitute a waiver of notice, unless the stockholder objects to the notice.

      Section 6. Voting. On all occasions for stockholders' voting, each stockholder holding common stock entitled to voting power shall be entitled to one vote for each share held. Provided a quorum is present, the act of the holders of record of a majority of the issued and outstanding shares of the Corporation represented in person or by proxy at any meeting and entitled to vote thereat shall be the act of the stockholders of the Corporation, unless otherwise provided by law, the articles of incorporation, or these Bylaws.

      Neither cumulative nor distributive voting shall be permitted at any election of directors or on any other occasion. Directors shall be elected by plurality vote.

      Section 7. Adjourned Meetings and Notice Thereof: Regardless of whether a quorum is present, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares present in person or by proxy, but in the absence of a quorum no other business may be transacted at the meeting.

      Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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But if a meeting of stockholders is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

      Section 8. Consent of Absentees. The transactions of any meeting of stockholders, whether annual or special, however called and noticed, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, or if, either before or after the meeting, stockholders holding a majority of shares entitled to vote, not present in person or by proxy, sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed in the corporate records or made a part of the minutes of the meeting.

      Section 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so (a) in person, (b) by proxy appointed by an instrument in writing signed by the stockholder or his duly authorized agent, or
(c) by proxy appointed by any other means allowed under the Nevada Revised Statutes, Title 7, Chapter 78. However, no proxy shall be valid after the expiration of six months from the date of its execution unless the stockholder executing it specifies therein the length of time for which the proxy is to continue in force, which in no case shall exceed seven years from the date of its execution.

      Section 10. Record Date and Closing of Stock Books. The board of directors may fix a time in the future, not more than 60 days before the date of any meeting of stockholders, and not more than 30 days before the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The board of directors may close the books of the Corporation against transfers of shares during the whole or part of any such period.

                               BOARD OF DIRECTORS

      Section 11. Number of Directors, Election and Term of Office. The board of directors of the Corporation shall consist of at least 5 and no more than 25 directors. The number of directors may be increased or decreased from time to time within that range by a duly adopted resolution of the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      The directors of the Corporation shall be elected at each annual meeting of stockholders, and shall hold office for one year and until their successors are elected and qualified. If any such annual meeting of stockholders is not held or if directors are not elected thereat, the directors may be elected at a special meeting of stockholders.

      Section 12. Director Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. Directors so elected shall hold office until their successors are elected.

      A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if the authorized number of directors is increased, or if the stockholders do not elect the full authorized number of directors at any annual meeting of stockholders (or at a special meeting of stockholders if the special meeting is held for the purpose of electing directors).

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      The stockholders may elect a director or directors at any time to fill a vacancy or vacancies not filled by the board of directors. If the board of directors accepts the resignation of a director tendered to take effect in the future, the board of directors or the stockholders may elect a successor to take office when the resignation is to become effective.

      Section 13. Director Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. However, a stockholder may nominate a director if and only if the stockholder gives timely written notice of his or her intent to make the nomination or nominations. The stockholder's notice shall be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a stockholder's notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date on which the Corporation's proxy materials were mailed to stockholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year's annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, then the stockholder's notice will be considered timely if it is received by the Secretary a reasonable time before the Corporation mails its proxy materials for the annual meeting, but in any event at least 30 days before the Corporation mails its proxy materials for the annual meeting. The stockholder's notice of his or her intent to make a nomination must set forth the following --

            (a) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of each person(s) nominated by the stockholder,

            (b) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice,

            (c) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made,

            (d) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice,

            (e) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and

            (f) the signed consent of each nominee to serve as a director of the Corporation if so elected.

      If the presiding officer determines that a nomination was not made in accordance with these Bylaws, the presiding officer of the annual meeting will so declare to the meeting, and the defective nomination will be disregarded.

      Section 14. Place of Board Meetings. All meetings of the directors shall be held at the office of the Corporation or at such other place or places within or without the State of Nevada as the board of directors shall from time to time designate.

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      Section 15. Regular and Special Board Meetings. The board of directors shall meet at least quarterly in a regular meeting. The board shall also hold a regular meeting immediately after each annual meeting of stockholders for the purpose of organization, election of officers, and the transaction of other business.

      Special meetings of the board of directors may be called at any time by the Chairman of the Board, a Vice Chairman, the President, or, in their absence or refusal to act, by any director.

      Members of the board of directors or any committee designated by the board may participate in meetings by means of telephonic conference or similar method of communication, provided all persons participating in the meeting can hear each other. Participating in a meeting according to this paragraph shall constitute presence in person at the meeting.

      Section 16. Notice. Notice of regular meetings of the board of directors need not be given. Written notice of the time and place of special meetings of the board of directors shall be delivered personally to each director or sent to each director by mail, by a commercially reasonable overnight express service, by facsimile, by electronic mail or another form of verifiable communication authorized by the director, or by another form of written communication, charges prepaid, addressed to the director at his or her address as shown on the records of the Corporation, or if the director's address is not so shown on the Corporation's records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. If the notice is mailed, it shall be deposited in the United States mail at least three days before the meeting. If the notice is sent by an overnight express service, it must be sent at least one day before the meeting. If the notice is personally delivered or sent by facsimile, by electronic mail or another form of verifiable communication, it shall be delivered at least 24 hours before the meeting. Such mailing or delivery as provided above shall constitute due, legal, and personal notice to the director.

      An entry in the minutes of any special meeting of the board stating that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given as required by law and these Bylaws to any director who is absent from the special meeting.

      The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, provided a quorum is present and provided that each of the directors not present signs a written waiver of notice or consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      Section 17. Quorum and Voting. A majority of the directors of the Corporation in office shall constitute a quorum for the transaction of business at all meetings of the board of directors.

      Every act or decision done or made by a majority of the directors present at a meeting duly held and at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number is required by law or by the Corporation's articles of incorporation.

      Section 18. Adjournment. A quorum of the directors may adjourn any meeting of the board to meet again at a stated day and hour. If a quorum is not present, a majority of the directors present at a board meeting may adjourn from time to time until the time fixed for the next regular meeting of the board of directors. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

      Section 19. Action by Consent. Any action that may be taken or ratified at a meeting of the board of directors or any committee thereof may be taken or ratified without a meeting if all of the members of the board of directors or committee individually or collectively consent in writing to that action. Action by

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written consent shall have the same force and effect as a unanimous vote of directors. The written consent shall be filed with the minutes of the proceedings of the board or committee.

      Section 20. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees. However, the board of directors may provide by resolution that directors (a) shall receive, without limitation, fees for their service as director and members of committees and reimbursement of reasonable expenses of attendance at meetings, and (b) are entitled to participate in compensation and incentive plans, including but not limited to stock-based plans. Nothing herein contained shall be construed to preclude any director from serving the Corporation as an officer, employee, agent, or otherwise, or from receiving compensation therefor. Without regard to personal interest, the board of directors may establish the compensation of directors for service in any capacity. If the board of directors establishes compensation of directors, such compensation shall be presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

      Section 21. Powers of the Board of Directors. Subject to any limitations of the Corporation's articles of incorporation or these Bylaws, or the provisions of the Nevada Revised Statutes as to actions to be authorized or approved by the stockholders, and subject to the duties of the directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the board of directors. Without prejudice to these general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

            First, to select and remove all officers, employees, and agents of the Corporation, prescribe such powers and duties for them as may be not inconsistent with law, with the Corporation's articles of incorporation, or with these Bylaws, fix their compensation, and require from them security for faithful service,

            Second, to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, with the Corporation's articles of incorporation, or with these Bylaws, as they may deem best,

            Third, to fix and locate from time to time one or more offices of the Corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holding of any meeting of stockholders; to prescribe the forms of certificates of stock; and to alter the form of such certificates of stock from time to time as, in their judgment, they may deem best, provided such certificates of stock shall at all times comply with law,

            Fourth, to authorize the issuance of shares of stock of the Corporation from time to time for such consideration as the board of directors determines is adequate,

            Fifth, to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the Corporation's name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and security therefor,

            Sixth, to appoint an executive committee, audit committee, and other committees, and to delegate to such committees any of the powers and authority of the board of directors in the management of the business and affairs of the Corporation. The board of directors shall have the power to prescribe the manner in which proceedings of the committees shall be conducted. The committees shall keep regular minutes of their meetings and report the same to the board of directors when required. The executive committee shall be composed of one or more directors. The audit committee shall be composed of directors who are not officers of the Corporation, together with such other members as shall be named to the audit committee by the board of directors,

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            Seventh, to lend money in furtherance of any of the purposes of the
      Corporation; to invest funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested, subject to such corporate and banking rules and regulations, and as may be not inconsistent with law,

            Eighth, to declare distributions upon the capital stock of the Corporation in cash, in property, or in shares of the capital stock, subject to the limitations of the Corporation's articles of incorporation and applicable law. Before payment of any distribution, there may be set aside out of the funds of the Corporation available for distribution such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created,

            Ninth, to adopt and administer, or provide for the administration of, stock purchase plans, stock option plans and any other plans or arrangements whereby directors, officers, employees, or agents of the Corporation or any other entity may be entitled to acquire authorized but unissued or treasury stock or other securities of the Corporation, upon such terms and conditions as may from time to time be permitted by law.

                                    OFFICERS

      Section 22. Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The Corporation may also have a Chairman of the Board, an Auditor, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers (including Vice Chairmen of the Board) as may be appointed in accordance with these Bylaws. Officers other than the Chairman of the Board and Vice Chairman or Vice Chairmen need not be directors. One person may hold two or more offices; provided, however, that no person may serve simultaneously as both the President and Secretary of the Corporation.

      Section 23. Election. Except as may be otherwise provided in these Bylaws, the officers of this Corporation shall be chosen annually by the board of directors and each shall hold office until he or she shall resign or be removed or otherwise disqualified to serve.

      Section 24. Subordinate Officers and Duties. The board of directors may appoint, and may empower the President to appoint, one or more Vice Presidents and such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the board of directors may from time to time determine.

      Section 25. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board. The President and any Vice Chairman shall have the power to remove with or without cause any subordinate officer not appointed by the board, subject to subsequent ratification by the board.

      Any officer may resign at any time by giving written notice to the board of directors, to the President, or to the Secretary or Assistant Secretary of the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein. Unless otherwise specified in the written notice of resignation, acceptance of such resignation shall not be necessary to make it effective.

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      Section 26. Vacancies. Any vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

      Section 27. Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board. He or she shall serve at the pleasure of the Board. The Chairman of the Board shall preside at all meetings of the board of directors and exercise and perform such other powers and duties as are assigned by the board of directors or prescribed in these Bylaws.

      Section 28. Vice Chairman. The Board of Directors may appoint one or more of its members to be Vice Chairman of the Board. He or she shall serve at the pleasure of the Board. In the absence of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the board of directors. The Vice Chairman shall have such other powers and duties as may be prescribed by the board of directors or by these Bylaws.

      Section 29. President. The Board of Directors shall appoint one of its members to be President. In the absence of the Chairman of the Board and Vice Chairman, the President shall preside at all meetings of the board of directors. The President shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as are prescribed by the board of directors or by these Bylaws. The Chairman of the Board, if other than the President, shall be authorized to perform the acts and duties of the President in his or her absence, unless the Chairman of the Board or the Board of Directors appoints a Vice President to perform such acts and duties.

      Section 30. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as the directors, the President, or these Bylaws prescribe.

      Section 31. Secretary. The Secretary shall keep or cause to be kept a book of minutes at the registered office of all meetings of directors and stockholders, setting forth the time and place of each meeting, the manner by which any required notice was given, whether the meeting was a regular or special meeting, and if a special meeting how authorized, the names of directors present at a board meeting, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

      At the Corporation's registered office in Nevada or at the office of the Corporation's registrar and transfer agent, if any, the Secretary shall keep or cause to be kept in any form permitted by law a stock ledger or duplicate stock ledger showing the names of the stockholders and their addresses; the number and class or classes of shares held by each; the number and date of the certificates issued for shares; and the number and date of cancellation of every certificate for shares surrendered for cancellation. The Secretary shall also keep or cause to be kept certified copies of the Corporation's articles of incorporation and a copy of these Bylaws, and any and all amendments thereto.

      The Secretary shall give or cause to be given any and all notices of meetings of the stockholders or the board of directors required by these Bylaws or by law to be given. The Secretary shall have such other powers and perform such other duties as may be prescribed by the board of directors, by the President, or by these Bylaws.

      Section 32. Treasurer and Chief Financial Officer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The books of account shall at all times be open to inspection by any director.

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      The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors. The Treasurer shall render to the President and the directors, whenever they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the board of directors, by the President, or by these Bylaws.

                             CERTIFICATES FOR SHARES

      Section 33. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder, unless the directors provide by resolution for issuance of uncertificated shares. All certificates for shares shall be signed by the President, a Vice Chairman, or a Vice President, and by the Secretary or an Assistant Secretary. Certificates for shares shall certify the number and class of shares held in the Corporation, but no certificate for shares shall be executed or delivered until those shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a certificate so countersigned ceases to be an officer before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered. The directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares, as provided in Nevada Revised Statutes section 78.235.

      Section 34. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed. However, in its discretion the board may require the owner or the owner's legal representative to (a) advertise the same in such manner as the board shall require, (b) give the Corporation a written affidavit that the certificate has been lost, stolen or destroyed, and (c) give the Corporation a bond or indemnity satisfactory to the board, which bond or indemnity shall contain such terms as the board may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

      Section 35. Stock Transfers. Shares of the Corporation shall be transferable upon its books or the books of any registrar or transfer agent designated by the board of directors by the holder or holders thereof in person or by a duly authorized attorney upon surrender and cancellation of certificates (in the case of certificated shares) for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures to the assignment and power of transfer as the Corporation or its agents may reasonably require.

      Section 36. Transfer Agent and Registrar. The board may appoint and revoke the appointment of transfer agents and registrars, and may require all certificates for shares to bear the signatures of transfer agents and registrars, or any of them. The board shall have authority to make all such rules and regulations as the board may deem expedient concerning the issue, transfer, and registration of certificated and uncertificated shares of the Corporation.

                          INDEMNIFICATION AND INSURANCE

      Section 37. Indemnification. (a) Power to Indemnify in Actions, Suits or Proceedings Other than those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, trust, joint venture, or other enterprise against expenses, including attorneys' fees,

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judgment, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

      (b) Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in the defense or settlement of the actions or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      (c) Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) or (b), or in defense of any claim, issue, or matter therein, he or she must be indemnified by the Corporation against expenses actually and reasonably incurred in the defense.

      (d) Authorization of Indemnification. Any indemnification under paragraphs
(a) and (b), unless ordered by a court or advanced pursuant to paragraph (e) below, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made --

      1) By the stockholders,

      2) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding,

      3) If a majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding so orders, by independent legal counsel in a written opinion, or

      4) If a quorum consisting of directors who were not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      (e) Advancement of Expenses. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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      (f) Indemnification Hereunder not Exclusive; Continuation After Cessation
of Service. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section 36 --

      1) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to paragraph (b) above or for the advancement of expenses made pursuant to paragraph (e) above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action, and

      2) Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

      Section 38. Insurance. To the full extent then permitted by law and authorized by the board of directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any persons described in Section 37 of these Bylaws against any liability asserted against and incurred by any such person in any such capacity, or arising out of his or her status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

      Section 39. Agreements. With approval of the board of directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under the articles of incorporation, these Bylaws, or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law, the articles of incorporation, or these Bylaws to indemnify any such person.

                           TRANSACTIONS WITH INSIDERS

      Section 40. Transactions Between The Corporation And Its Directors. (a) Corporation and Directors and Officers. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers is a director or officer or has a material financial interest, is either void or voidable because the director or officer or the other corporation, firm, or association are parties or because the director or officer is present at the meeting of the board or a committee thereof that authorizes, approves, or ratifies the contract or transaction, or joins in the execution of a written consent that authorizes, approves, or ratifies the contract or transaction, or votes on the approval or authorization of the contract or transaction and such votes are counted for that purpose, if --

            1) The material facts as to the transaction and as to such director's or officer's interest are fully disclosed or known to the stockholders, and the contract or transaction is approved or ratified by the affirmative vote of a majority of the voting power, including shares owned by the interested director or officer, or

            2) The material facts as to the transaction and as to such director's or officer's interest are fully disclosed or known to the board or committee, and the board or committee authorizes,

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      approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote of any interested director or directors, or

            3) As to contracts or transactions not approved as provided above, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was fair to the Corporation at the time it was authorized, approved, and ratified.

            (b) Interested Directors. Interested or common directors may be counted in determining the presence of a quorum at a meeting of the board or committee thereof that authorizes, approves, or ratifies a contract or transaction. If the votes of the interested director or directors are not counted at the meeting, a majority of the disinterested directors may authorize, approve, or ratify the contract or transaction.

            (c) Loans and Extensions of Credit. For purposes of this Section, the term "transaction" does not include loans or extensions of credit in the ordinary course of business.

                                  MISCELLANEOUS

      Section 41. Checks, Drafts, et cetera. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness that are issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined by resolution of the board of directors from time to time.

      Section 42. Execution of Contracts. Except as may be otherwise provided in these Bylaws, the board of directors may authorize any officer or agent of the Corporation to enter into any contract, deed, or lease, or to execute any instrument in the name of or on behalf of the Corporation, and the authority may be general or confined to specific instances.

      Section 43. Representation of Shares in Other Corporation or Corporations. The President, a Vice Chairman, any Vice President, the Secretary, and the Treasurer of this Corporation are authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by the officers in person or by any person authorized to do by proxy or by power of attorney duly executed by the officers.

      Section 44. Titles and Subtitles. Titles and subtitles are used in these Bylaws for convenience in reference only, and do not necessarily mean or imply that all provisions with reference to any particular topic are contained in the Section headed by a particular title or subtitle.

      Section 45. Amendments of the Bylaws. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such stockholders. Subject to the right of stockholders to adopt, amend, or repeal Bylaws as provided above, Bylaws may be adopted, amended, or repealed by the Board of Directors.

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